BY-LAWS
                                of
                    OUTLET BROADCASTING, INC.

                       AMENDED AND RESTATED
                         February 2, 1996


                            ARTICLE I

         ARTICLES OF INCORPORATION AND PROVISIONS OF LAW
         -----------------------------------------------

          These amended and restated by-laws, the powers of the Corporation and of its directors and shareholders and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are provided by law. All references herein to the Articles of Incorporation shall be construed to mean the Articles of Incorporation of the Corporation as from time to time amended.


                            ARTICLE II

                             OFFICES
                             -------

          SECTION 2.1.  Principal Office.  The principal office
                        ----------------
of the Corporation shall be located at 23 Kenney Drive, Cranston, Rhode Island 02903 or such other place within or without the State of Rhode Island as may be determined by the Board of Directors from time to time.

          SECTION 2.2.  Other Offices.  The Corporation may also
                        -------------
have an office or offices at such other place or places either within or without the State of Rhode Island as the Board of Directors may from time to time determine or the business of the Corporation may require.


                           ARTICLE III

                     MEETINGS OF SHAREHOLDERS
                     ------------------------

          SECTION 3.1.  Place of Meetings.  All meetings of the
                        -----------------
shareholders of the Corporation shall be held at the principal office of the Corporation or at such other place, within or without the State of Rhode Island, as shall be fixed by the Board of Directors and specified in the respective notices or waivers of notice of said meetings.

          SECTION 3.2.  Annual Meetings.  The annual meeting of
                        ---------------
the shareholders for the election of directors and for the transaction or such other business as may come before the meeting shall be held at 10:00 a.m., local time, on the fourth Thursday

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                                                                2



in April in each year, if not a legal holiday, and, if a legal holiday, then on the next succeeding business day not a legal holiday. If such annual meeting is omitted by oversight or otherwise on the day herein provided therefor, a special meeting may be held in place thereof, and any business transacted or elections held at such special meeting shall have the same effect as if transacted or held at the annual meeting. The purposes for which an annual meeting is to be held, in addition to those prescribed by law or these by-laws, may be specified by a majority of the Board of Directors, the President or a shareholder or shareholders hold of record at least ten percent (10%) in voting power of the outstanding shares of the Corporation entitled to vote at such meeting.

          SECTION 3.3.  Special Meetings.  A special meeting of
                        ----------------
the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the President, by order of the Board of Directors or by a shareholder or shareholders holding of record at least ten percent (10%) in voting power of the outstanding shares of the Corporation entitled to vote at such meeting.

          SECTION 3.4.  Notice of Meetings.  Notice of each
                        ------------------
meeting of the shareholders shall be given to each shareholder of record entitled to vote at such meeting at least ten (10) days but not more than sixty (60) days before the day on which the meeting is to be held. Such notice shall be given by delivering a written or printed notice hereof personally or by mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at the post office address of such shareholder as it appears upon the stock record books of the Corporation, or at such other address as such shareholder shall have provided to the Corporation for such purpose. No publication of any notice of a meeting of shareholders shall be required. Every such notice shall state the time and place of the meeting, and, in case of a special meeting, shall state the purpose or purposes thereof. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy or who shall waive notice thereof in the manner hereinafter provided. Notice of any adjourned meeting of the shareholders shall not be required to be given.

          SECTION 3.5.  Quorum.  At each meeting of the
                        ------
shareholder a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the shares so represented at such meeting or, in the absence of all the shareholders entitled to vote, an officer entitled to preside or to act as secretary at such meeting, may adjourn the meeting from time to time without further notice. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The absence from any meeting of shareholders holding sufficient number of shares required for action on any given matter or matters which properly come before the meeting, if shareholders holding a sufficient number of shares required for action on such other matter or matters shall be present. The shareholders present or represented at any duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

          SECTION 3.6.  Voting.  Each shareholder of the
                        ------
Corporation shall, whether the voting is by one or more classes voting as a class, be entitled to one vote in person or by proxy for each share of the Corporation registered in the name of such shareholder on the books of the Corporation. The Corporation shall not vote directly or indirectly any shares held in its own name. Any vote of shares may be given by the shareholder entitled to vote such shares in person or by proxy appointed by instrument in writing. At all meetings of the shareholders at which a quorum is present, all matters (except where other provision is made by law, the articles of incorporation or these by-laws) shall be decided by the affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote thereon.


                            ARTICLE IV

                        BOARD OF DIRECTORS
                        ------------------

          SECTION 4.1.  General Powers.  The property, affairs
                        --------------
and business of the Corporation shall be managed by the Board of Directors and the Board shall have, and may exercise, all of the powers of the Corporation, except such as are conferred by the by-laws upon the shareholders.

          SECTION 4.2.  Number, Qualification and Term of Office.
                        ----------------------------------------
The number of directors to constitute the Board of Directors shall be four (4) (except in the event a director resigns or is removed from his position, the Corporation may be managed by number less than four (4) until such replacement for the resigned or removed director is elected and assumes his responsibilities as a director). The directors shall be elected by the shareholders at each annual meeting of shareholders, or at any special meeting held in place thereof, except as provided in this Article. Each director shall hold office until the next annual election of directors and until his successor shall have been duly elected and qualified, or until the death, resignation or removal of such director in the manner herein provided. No director need be a shareholder.

          SECTION 4.3.  Election of Directors.  Subject to any
                        ---------------------
provisions in the articles of incorporation providing for cumulative voting, at each meeting of the shareholders for the


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                                                                4



election of directors at which a quorum is present, the persons receiving the greatest number of votes shall be the directors, and each shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, for as many nominees as the number of directors fixed as constituting the Board of Directors and to cast for each such nominee as many votes as the number of shares which such shareholder is entitled to vote, without the right to cumulate such votes.

          SECTION 4.4.  Quorum and Manner of Acting.  A majority
                        ---------------------------
of the total number of directors at the time in office shall constitute a quorum for the transaction of business at any meeting. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time without further notice until a quorum be had. The directors shall act only as a Board, and the individual directors shall have no power as such.


          SECTION 4.5.  Place of Meetings.  The Board of
                        -----------------
Directors may hold its meetings at any place within or without the State of Rhode Island as it may from time to time determine or shall be specified or fixed in the respective notices or waivers of notice thereof.

          SECTION 4.6.  Annual Meeting.  The Board of Directors
                        --------------
shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual election of directors on the same day and at the same place at which such election of directors was held. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.

          SECTION 4.7.  Regular Meetings.  Regular meetings of
                        ----------------
the Board of Directors shall be held at such place and at such times as the Board shall from time to time by vote determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

          SECTION 4.8.  Special Meetings; Notice.  Special
                        ------------------------
meetings of the Board of Directors shall be held whenever called by the President or by not less than twenty-five percent (25%) of the members of the Board of Directors. Notice of each such meeting shall be given by, or at the order of, the Secretary or the person calling the meeting to each director by mailing the same addressed to the director's residence or usual place of business, or personally delivered or by telegraph, cable, fax or telephone, at least five (5) days, in the case of mailing, or one day, in every other case, before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purpose thereof except as otherwise in these by-laws expressly provided.

          SECTION 4.9.  Presumption of Assent.  A director of the
                        ---------------------
Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

          SECTION 4.10.  Telephone Meetings.  Meetings of the
                         ------------------
Board of Directors, regular or special, may be held by means of a telephone conference circuit and connection to such circuit shall constitute presence at such meeting.

          SECTION 4.11.  Removal of Directors.  Any director may
                         --------------------
be removed, either with or without cause, at any time, by the affirmative vote of the holders of record of a majority of the issued and outstanding shares entitled to vote for the election of directors of the Corporation given at a special meeting of the shareholders called and held for the purpose.

          SECTION 4.12.  Resignation.  Any director of the
                         -----------
Corporation may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 4.13.  Vacancies.  Subject to any provisions of
                         ---------
the articles of incorporation providing for cumulative voting, any vacancy in the Board of Directors caused by death, resignation, removal, disqualification, an increase in the number of directors, or any other cause, may be filled by a majority vote of the remaining directors then in office, though less than a quorum, at any regular meeting or special meeting, including the meeting at which any such vacancy may arise, or by the shareholders of the Corporation at the meeting at which any such vacancy may arise, or the next annual meeting or any special meeting, and each director so elected shall hold office until the next annual election of directors, and until a successor shall have been duly elected and qualified, or until the death or resignation or removal of such director in the manner herein provided.

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                                                                6



                            ARTICLE V

                            COMMITTEES
                            ----------

V.A.  Executive Committee
      -------------------

          SECTION 5.1.  Appointment.  The Board of Directors may
                        -----------
designate two or more of its members to constitute an Executive Committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

          SECTION 5.2.  Authority.  The Executive Committee, when
                        ---------
the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee and except also that the Executive Committee shall not have the authority of the Board of Directors in reference to amending the articles of incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, increasing the number of directors constituting the Board of Directors, filling any vacancies on the Board of Directors, removing or electing any officer of the Corporation or amending the by-laws of the Corporation.

          SECTION 5.3.  Tenure and Qualifications.  Each member
                        -------------------------
of the Executive Committee shall hold office until the next regular annual meeting of the Board of Directors following designation and until a successor is designated as a member of the Executive Committee and is elected and qualified or until the death or resignation or removal of such member in the manner herein provided.

          SECTION 5.4.  Meetings.  Regular meetings of the
                        --------
Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time by resolution. Special meetings of the Executive Committee may be called by any member thereof upon not less than one (1) days' notice (or in the case of mailing, five (5) days' notice) stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the Executive Committee at such member's business address.
Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

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                                                                7



          SECTION 5.5.  Telephone Meetings.  Meetings of the
                        ------------------
Executive Committee may be held by means of a telephone conference circuit and connection to such circuit shall constitute attendance at such meeting.

          SECTION 5.6.  Quorum.  A majority of the members of the
                        ------
Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee shall be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

          SECTION 5.7.  Vacancies.  Any vacancy in the Executive
                        ---------
Committee may be filled by a resolution adopted by a majority of the full Board of Directors.

          SECTION 5.8.  Resignations and Removal.  Any member of
                        ------------------------
the Executive Committee may be removed at any time with or without cause by the Board of Directors. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 5.9.  Procedure.  The Executive Committee may
                        ---------
elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these by-laws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

V.B.  Other Committees
      ----------------

          SECTION 5.10.  Appointment and Powers.  The Board of
                         ----------------------
Directors, may designate two or more of its members to constitute such other committees as deemed advisable to serve for such time and to exercise such powers and functions, as the Board of Directors shall direct. The Board of Directors may designate one or more of its members as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

          SECTION 5.11.  Meetings.  Each such committee may adopt
                         --------
rules governing the method of calling and time and place of holding its meetings and the conduct of the proceedings thereat but, in the absence of such rules, the meetings of such committee shall be called by any member of such committee by notice to each member of the time and place of holding the same, sent by mail, first class postage prepaid, at least five days before the time fixed for said meeting, or by prepaid telegram or cablegram, or by facsimile at least one day before the time fixed for said meeting, or given personally at least one day before the time

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                                                                8



fixed for said meeting; such notice to be addressed to such member at his residence or usual place of business. A chairman selected by the directors shall preside at all meetings of such committee, but, in the chairman's absence from any meeting, another member shall be chosen by the members present to preside. An appointee of the chairman of the meeting shall serve as secretary of each meeting of such committee.

          SECTION 5.12.  Quorum and Manner of Acting.  To
                         ---------------------------
constitute a quorum of any such committee for the transaction of business at any meeting, a majority of the members shall be present and the act of a majority of such quorum shall constitute the act of such committee. Such committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Directors.

          SECTION 5.13.  Removal.  Any member of any such
                         -------
committee, may be removed with or without cause by resolution of the Board of Directors, adopted by at least a majority of the entire Board.

          SECTION 5.14.  Vacancies.  Vacancies in any such
                         ---------
committee shall be filled in the same manner as for original appointment to membership.


                            ARTICLE VI

                WAIVER OF NOTICE; WRITTEN CONSENT
                ---------------------------------

          SECTION 6.1.  Waiver of Notice.  Notice of the time,
                        ----------------
place and purpose of any meeting of the shareholders, Board of Directors, or Executive Committee may be waived in writing by any shareholder or director either before or after such meeting. Attendance in person, or in case of a meeting of the shareholders, by proxy, at a meeting of the shareholders, Board of Directors or Executive Committee shall be deemed to constitute a waiver of notice thereof.

          SECTION 6.2.  Written Consent of Shareholders.
                        -------------------------------

          (a) Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if all of the shareholders entitled to vote thereon, or their proxies, shall consent in writing to such action.

          (b) To the extent authorized by the articles of incorporation, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting upon the written consent of the shareholders entitled to vote thereon, or their proxies, to the extent and in the manner permitted by
Section 7-1.1-30.3 of the Rhode Island Business Corporation Act, as amended from time to time.

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                                                                9



          SECTION 6.3.  Written Consent of Directors.  Unless
                        ----------------------------
otherwise restricted by the articles of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or Executive Committee may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before or after such action by all of the directors, or all of the members of the Executive Committee, as the case may be. Such written consent shall be filed with the records of the Corporation.


                           ARTICLE VII

                             OFFICERS
                             --------

          SECTION 7.1.  Number.  The officers of the Corporation
                        ------
shall be a President, one or more Vice Presidents, a Secretary, a Vice President and Treasurer, and such other officers as the Board of Directors may from time to time appoint, including one or more Assistant Secretaries and one or more Assistant Treasurers. One person may hold the offices and perform the duties of any two or more of said officers.

          SECTION 7.2.  Election, Qualification and Term of
                        -----------------------------------
Office.  Each officer shall be elected annually by the Board of
- ------
Directors, or from time to time to fill any vacancy, and shall hold office until a successor shall have been duly elected and qualified, or until the death, resignation or removal of such officer in the manner hereinafter provided.

          SECTION 7.3.  Removal.  Any officer may be removed by
                        -------
the vote of a majority of the whole Board of Directors at a special meeting called for the purpose, whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the officer so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

          SECTION 7.4.  Resignation.  Any officer may resign at
                        -----------
any time by giving written notice to the Board of Directors or to the President or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 7.5.  Vacancies.  A vacancy in any office
                        ---------
because of death, resignation, removal, disfiguration or any other cause shall be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

          SECTION 7.6.  The President.  The President shall have
                        -------------
supervision and control over, and responsibility for, all aspects of the business, activities and affairs of the Corporation and its subsidiaries, and as such shall report only to the Board of Directors of the Corporation, and the powers and authority of the President shall be superior to those of any other officer or employee of the Corporation or of any subsidiary thereof.

          SECTION 7.7.  The Vice Presidents.  The Vice President,
                        -------------------
or, if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

          SECTION 7.8.  The Secretary.  The Secretary shall
                        -------------
record or cause to be recorded in books provided for the purpose all the proceedings of the meetings of the Corporation, including the shareholders, the Board of Directors, the Executive Committee and all committees of which a secretary shall not have been appointed; shall see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; shall be custodian of the records (other than financial) and of the seal of the Corporation; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned by the Board of Directors or the President.

          SECTION 7.9.  The Assistant Secretaries.  At the
                        -------------------------
request, or in absence or disability, of the Secretary, the Assistant Secretary designated by the Secretary or the Board of Directors shall perform all the duties of the Secretary and, when so acting, shall have all the powers of the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the President or the Secretary.

          SECTION 7.10.  The Vice President and Treasurer.  The
                         --------------------------------
Vice President and Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these by-laws; disburse the funds of the Corporation under the general control of the Board of Directors, based upon proper vouchers for such disbursements; receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever, render a statement of the condition of the finances of the Corporation at all regular meetings of the Board of Directors, and a full financial report at the annual meeting of the shareholders, if called upon to do so; and render such further statements to the Board of Directors and the President as they may respectively require concerning all transaction; as Vice President and Treasurer or the financial condition of the Corporation. The Vice President and Treasurer shall also have charge of the books

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                                                               11



and records of account of the Corporation, which shall be kept at such office or offices of the Corporation as the Board of Directors shall from time to time designate; be responsible for the keeping of correct and adequate records of the assets, liabilities, business and transactions of the Corporation; at all reasonable times exhibit the books and records of account to any of the directors of the Corporation upon application at the office of the Corporation where such books and records are kept; be responsible for the preparation and filing of all reports and returns relating to or based upon the books and records of the Corporation kept under the direction of the Vice President and Treasurer; and, in general, perform all the duties incident to the office of Vice President and Treasurer and such other duties as from time to time may be assigned by the Board of Directors or the President.

          SECTION 7.11.  The Assistant Treasurers.  At the
                         ------------------------
request, or in the absence or disability, of the Treasurer, the Assistant Treasurer designated by the Treasurer or the Board of Directors shall perform all the duties of the Treasurer, and when so acting, shall have all the powers of the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the President or the Treasurer.

          SECTION 7.12.  General Powers.  Each officer shall,
                         --------------
subject to these by-laws, have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to the respective office, and such duties and powers as the Board of Directors shall from time to time designate.

          SECTION 7.13.  Non-Official Vice Presidents.  The
                         ----------------------------
President shall have the power, without the consent of the Board of Directors, to confer upon persons employed by the Corporation the title of "Vice President", supplemented by language descriptive of such employee's duty or function. Such appointments shall not be for more than a period of one year at a time, and persons holding such appointments shall not be corporate officers, and shall have no power to bind the Corporation. The President may at any time revoke such appointment.

          SECTION 7.14.  Bonding.  Any officer, employee, agent
                         -------
or factor shall give such bond with such surety or sureties for the faithful performance of his or her duties as the Board of Directors may, from time to time, require.

                           ARTICLE VIII

                        INDEMNIFICATION OF
                      DIRECTORS AND OFFICERS
                      ----------------------

          Each person who at any time is, or shall have been, a director or officer of the Corporation, and is threatened to be made a party, to any threatened, pending or completed action, claim, litigation, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is, or was, a director, officer, employee or agent of the Corporation, or is or has served at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any such action, suit or proceeding to the full extent permitted under
Section 7-1.1-4.1 of the Rhode Island Business Corporation Act, as from time to time amended. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such director, officer, employee or agent may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


                            ARTICLE IX

                      EXECUTION OF DOCUMENTS
                      ----------------------

          SECTION 9.1.  Contract, etc.; How Executed.  Unless the
                        ----------------------------
Board of Directors shall otherwise determine, the President, any Vice President, the Secretary or the Treasurer may enter into any contract or execute any contract or other instrument, the execution of which is not otherwise specifically provided for, in the name and on behalf of the Corporation. The Board of Directors, except as in these by-laws otherwise provided, may authorize any other or additional officer or officers, agent or agents, of the Corporation to enter into any contract or execute and deliver any contract or other instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless authorized so to do by these by-laws or by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or to any amount.

          SECTION 9.2.  Checks, Drafts, etc.  All checks, drafts,
                        --------------------
bills of exchange or other orders for the payment of money, obligations, notes, or other evidences of indebtedness, bills of

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                                                               13



lading, warehouse receipts and insurance certificates of the Corporation, shall be signed or endorsed by such officer or officers, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors.


                            ARTICLE X

                        BOOKS AND RECORDS
                        -----------------

          SECTION 10.1.  Place.  The books and records of the
                         -----
Corporation, including the stock record books, shall be kept at such places within or without the State of Rhode Island, as may from time to time be determined by the Board of Directors.

          SECTION 10.2.  Addresses of Shareholders.  Each
                         -------------------------
shareholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed, and if any shareholder shall fail to designate such address, corporate notices may be served by mail directed to the shareholder's last known post office address, or by transmitting a notice thereof to such address by telegraph, cable, or telephone.


                            ARTICLE XI

                    SHARES AND THEIR TRANSFER
                    -------------------------

          SECTION 11.1.  Certificates for Shares.  Every owner of
                         -----------------------
shares of the Corporation shall be entitled to have a certificate certifying the number of shares owned by such owner in the Corporation and designating the class of shares to which such shares belong, which shall otherwise be in such form, in conformity to law, as the Board of Directors shall prescribe. Each such certificate shall be signed by such officer or officers as the Board of Directors may prescribe, or, if not so prescribed, by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation.

          SECTION 11.2.  Record.  A record shall be kept of the
                         ------
name of the person, firm or corporation owning the shares of the Corporation issued, the number of shares represented by each certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

          SECTION 11.3.  Transfer of Shares.  Transfers of shares
                         ------------------
of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such holder's attorney thereunto authorized, and on the surrender of the

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                                                               14



certificate or certificates for such shares properly endorsed or accompanied by a properly executed stock power.

          SECTION 11.4.  Closing of Transfer Books; Record Dates.
                         ---------------------------------------
Insofar as permitted by law, the Board of Directors, may direct that the stock transfer books of the Corporation be closed for a period not exceeding sixty (60) days preceding the date of any meriting of shareholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares of the Corporation shall go into effect, or for a period not exceeding fifty (50) days in connection with obtaining the consent of shareholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may, insofar as permitted by law, fix in advance a date, not exceeding fifty
(50) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares of the Corporation shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting or any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of shares of the Corporation, or to give such consent, and in each such case shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date fixed as aforesaid.

          SECTION 11.5.  Lost, Destroyed or Mutilated
                         ----------------------------
Certificates.  In case of the alleged loss or destruction or the
- ------------
mutilation of a certificate representing shares of the Corporation, a new certificate may be issued in place thereof, in the manner and upon such terms as the Board of Directors may prescribe.


                           ARTICLE XII

                               SEAL
                               ----

          The Board of Directors may provide for a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and the state and year of incorporation.


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                                                               15



                           ARTICLE XIII

                           FISCAL YEAR
                           -----------

          Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall be the year or other fiscal period ending on the last day of December in each year.


                           ARTICLE XIV

                            AMENDMENTS
                            ----------

          All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws may be adopted either by the vote of a majority of the outstanding shares of the Corporation entitled to vote in respect thereof, or by the vote of the Board of Directors, provided that in each case notice of the proposed alteration or repeal or of the proposed new by-laws shall be included in the notice of the meeting at which such alteration, repeal or adoption is acted upon, and provided further, that any such action by the Board of Directors may be changed by the shareholders, except that no such change shall affect the validity of any actions theretofore taken pursuant to the by-laws as altered, repealed or adopted by the Board of Directors.